UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 20, 2026

EASTMAN CHEMICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive

Kingsport Tennessee 37660

(Address of Principal Executive Offices) (Zip Code)

(423) 229-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMN	New York Stock Exchange
1.875% Notes Due 2026	EMN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2026, Eastman Chemical Company (the “Company”) issued $600,000,000 aggregate principal amount of 4.500% Notes due 2031 (the “Notes”) in a public offering (the “Notes Offering”) pursuant to a registration statement on Form S-3 (File No. 333-280083) and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the SEC.

The Notes were issued under an indenture, dated as of June 5, 2012 (the “Indenture”), by and between the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”).

The Notes will mature on February 20, 2031. Interest on the Notes will be paid semi-annually in arrears on February 20 and August 20 of each year, commencing on August 20, 2026, to the persons in whose names such Notes are registered in the security register at the close of business on the February 5 or August 5 preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of the Notes is payable.

Prior to January 20, 2031 (one month prior to the Notes maturity date (the “Par Call Date”)), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Notes) plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

In addition, on and after the Par Call Date, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

The Indenture and the Notes contain covenants that, among other things, restrict the ability of the Company to incur certain secured indebtedness, enter into sale and leaseback transactions and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries on a consolidated basis. These covenants are subject to a number of important exceptions and qualifications. Upon the occurrence of a change of control (as defined in the Indenture) and a contemporaneous downgrade of the Notes below an investment grade rating by both Moody’s Investors Service, Inc. and S&P Global Ratings, a division of S&P Global, Inc., the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Notes are general unsecured obligations of the Company. The Notes rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of the Company and rank senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes. The Notes are also effectively subordinated to any existing and future secured indebtedness of the Company to the extent of the assets securing such indebtedness, and are structurally subordinated to all existing and any future indebtedness and any other liabilities of its subsidiaries.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants and bankruptcy and insolvency-related defaults, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company, has issued an opinion to the Company, dated February 20, 2026, regarding the Notes. A copy of this opinion is filed as Exhibit 5.1 hereto.

The foregoing description is qualified in its entirety by reference to the full text of the Indenture, which is filed with this report as Exhibit 4.1 hereto, and the full text of the Notes, the form of which is filed with this report as Exhibit 4.2 hereto. Each of the foregoing documents is incorporated herein by reference.

Item 8.01. Other Events.

The sale of the Notes was made pursuant to the terms of an Underwriting Agreement, which the Company entered into on February 17, 2026 (the “Underwriting Agreement”), with Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as representatives of the several underwriters listed in Schedule 1 to the Underwriting Agreement.

The Company expects that the net proceeds from the sale of the Notes will be approximately $593.7 million, after deducting the underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds for general corporate purposes, which may include working capital, capital expenditures, the repayment of other indebtedness outstanding from time to time, and other matters in connection with the implementation of our strategic initiatives.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed with this report as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01. (d) Exhibits

(d) Exhibits

Number	Exhibit
1.1

Underwriting Agreement, dated February 17, 2026, by and among Eastman Chemical Company and Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as representatives of the several underwriters listed in Schedule 1 thereto

4.1

Indenture, dated June 5, 2012, by and between Eastman Chemical Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 5, 2012)

4.2	Form of 4.500% Note due 2031

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (contained in Exhibit 5.1 above)

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company

Date: February 20, 2026	By:	/s/ Kevin Wang
Kevin Wang
Vice President and Treasurer